POWER OF ATTORNEY

We, the undersigned Trustees and officers of each of the Trusts listed on Schedule A hereto, hereby severally constitute and appoint Kenneth R. Leibler, George Putnam, III, Jonathan S. Horwitz, Bryan Chegwidden and James E. Thomas, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in the capacities indicated below, the Registration Statements on Form N-14 of each of the Trusts listed on Schedule A hereto and any and all amendments (including post-effective amendments) to said Registration Statements and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto our said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

WITNESS my hand and seal on the date set forth below.

Signature	Title	Date

/s/ KENNETH R. LEIBLER	Chair of the Board and Trustee	December 19, 2019
Kenneth R. Leibler

/s/ ROBERT L. REYNOLDS	President and Trustee	December 20, 2019
Robert L. Reynolds

/s/ JONATHAN S. HORWITZ	Executive Vice President,	December 19, 2019
Jonathan S. Horwitz	Principal Executive Officer and
Compliance Liaison

/s/ JANET C. SMITH	Vice President, Principal Financial	December 23, 2019
Janet C. Smith	Officer, Principal Accounting
Officer and Assistant Treasurer

/s/ LIAQUAT AHAMED	Trustee	December 30, 2019
Liaquat Ahamed

/s/ RAVI AKHOURY	Trustee	December 31, 2019
Ravi Akhoury

/s/ BARBARA M. BAUMANN	Trustee	December 19, 2019
Barbara M. Baumann

/s/ KATINKA DOMOTORFFY	Trustee	December 31, 2019
Katinka Domotorffy

/s/ CATHARINE BOND HILL	Trustee	December 31, 2019
Catharine Bond Hill

/s/ PAUL L. JOSKOW	Trustee	December 19, 2019
Paul L. Joskow

/s/ GEORGE PUTNAM, III	Trustee	December 20, 2019
George Putnam, III

/s/ MANOJ P. SINGH	Trustee	December 20, 2019
Manoj P. Singh

Schedule A

Registration Statement of Putnam Funds Trust on Form N-14 relating to the proposed mergers of Putnam Capital Spectrum Fund and Putnam Equity Spectrum Fund with and into Putnam Focused Equity Fund.

Registration Statement of Putnam Funds Trust on Form N-14 relating to the proposed merger of Putnam International Growth Fund with and into Putnam Emerging Markets Equity Fund.